Exhibit 99.1

News Release

Investor Contacts:	Milt Childress
Executive Vice President and Chief Financial Officer

James Gentile
Vice President, Investor Relations

Phone:	704-731-1527

Email:	investor.relations@enproindustries.com

EnPro Industries, Inc. 5605 Carnegie Boulevard Charlotte, North Carolina, 28209-4674 Phone:704-731-1500 Fax: 704-731-1511 www.enproindustries.com

Enpro Reports Fourth Quarter and Full Year 2021 Results, Introduces 2022 Guidance

Fourth Quarter and Full Year 2021 Highlights
(All results reflect comparisons to the respective prior-year period unless otherwise noted)

•Sales of $280.8 million increased 1.7% and organic sales increased 10.4% for the quarter; for the year, sales of $1.14 billion increased 6.3% and organic sales increased 14.4%

•Income from continuing operations attributable to EnPro Industries, Inc. for the quarter was $102.4 million, compared to a loss of $8.9 million; income from continuing operations was $177.2 million for the year, compared to a loss of $23.7 million

•Adjusted EBITDA* decreased 0.8% to $47.7 million and adjusted EBITDA margin decreased 40 bps to 17.0% for the quarter; adjusted EBITDA* increased 23.8% to $208.4 million and adjusted EBITDA margin increased 260 bps to 18.3% for the year

•Diluted earnings per share from continuing operations attributable to EnPro Industries, Inc. was $4.92 for the quarter, compared to a diluted loss per share of $0.43; diluted earnings per share from continuing operations was $8.53 for the year, compared to a diluted loss per share of $1.15

•Adjusted diluted earnings per share* decreased 0.8% to $1.23 for the quarter versus $1.24 in the prior-year period; adjusted diluted earnings per share* increased 36.4% to $5.55 in 2021 versus $4.07 in the prior-year

•Completed acquisition of NxEdge, a leading provider of vertically integrated capabilities across the semiconductor value chain, and the divestiture of Compressor Products International, Inc. (CPI) in December

•Introducing guidance for 2022: revenue growth in the low double-digit range, adjusted EBITDA of $263 million to $275 million, and adjusted diluted earnings per share from continuing operations of $6.70 to $7.25

CHARLOTTE, N.C., February 22, 2022 -- EnPro Industries, Inc. (NYSE: NPO) today announced its financial results for the three months and year ended December 31, 2021.

"Enpro delivered solid fourth quarter results capping another transformational year for our company,” said Eric Vaillancourt, President and Chief Executive Officer. “I am proud of the resilience of our team and their ability to deliver on our strategic and operational objectives despite continued raw material inflation, supply chain and logistics constraints and the rapid spread of the omicron variant. Our results for the quarter reflect our customer focus, strong portfolio of businesses, agile operating model and disciplined cost management, which together enabled us to capitalize on increased demand in semiconductor, aerospace, general industrial and food & pharma markets.”

Mr. Vaillancourt continued, “In 2021, we took significant steps on our portfolio shaping journey to enhance Enpro's focus on high-growth, high-margin markets. In the fourth quarter, we completed the acquisition of NxEdge, the largest in our twenty-year history as a public company. NxEdge represents a transformative strategic investment that significantly expands our position in the semiconductor industry, which is poised for substantial growth as production capacity and localized supply chains develop over the next decade. We are very pleased with the early performance at NxEdge, and customer reception of the combination has been positive. We welcome this dynamic team to our family. We divested our polymer components business during the third quarter and completed the sale of the Compressor Products International (CPI) business during the fourth quarter, both of which further our focus on core businesses where we are best positioned to win and drive sustainable, profitable growth. We enter 2022 with a strong foundation; well positioned to deliver for our customers, and drive value for our shareholders."

Financial Highlights
(Amounts in millions except per share data and percentages)

	Quarters Ended December 31,			Years Ended December 31,
	2021	2020	Change	2021	2020	Change
Net Sales	$280.8	$276.0	1.7%	$1,141.8	$1,074.0	6.3%
Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc.	$102.4	$(8.9)	nm	$177.2	$(23.7)	nm
Diluted Earnings (Loss) Per Share Attributable to EnPro Industries, Inc. Continuing Operations	$4.92	$(0.43)	nm	$8.53	$(1.15)	nm
Adjusted Income from Continuing Operations Attributable to EnPro Industries, Inc.*	$25.5	$25.4	0.4%	$115.3	$83.9	37.4%
Adjusted Diluted Earnings Per Share*	$1.23	$1.24	(0.8)%	$5.55	$4.07	36.4%
Adjusted EBITDA*	$47.7	$48.1	(0.8)%	$208.4	$168.3	23.8%
Adjusted EBITDA Margin*	17.0%	17.4%		18.3%	15.7%
*Non-GAAP measure. See the attached schedules for adjustments and reconciliations to GAAP numbers.

Fourth Quarter 2021 Consolidated Results

Sales of $280.8 million increased 1.7% compared to the fourth quarter of 2020. The company saw strong demand in the semiconductor, heavy-duty truck, aerospace, general industrial and food & pharma markets, as well as the contribution from the acquisitions of Alluxa and NxEdge, largely offset by the reduction in sales due to divestitures and weakness in the automotive market. Excluding the impact of acquired and divested businesses and foreign currency exchange translation, organic sales for the quarter grew 10.4% compared to the fourth quarter of 2020.

Corporate expenses of $26.9 million in the fourth quarter of 2021 were up from $10.6 million a year ago driven primarily by acquisition related expenses associated with the NxEdge transaction, and increased incentive compensation expenses, driven mainly by share price performance during the quarter.

Income from continuing operations attributable to EnPro Industries, Inc. was $102.4 million, compared to a loss of $8.9 million in the prior-year period. Adjusted income from continuing operations attributable to EnPro Industries, Inc. of $25.5 million increased 0.4% compared to the fourth quarter of 2020. Diluted earnings per share attributable to EnPro Industries, Inc. continuing operations was $4.92, compared to a diluted loss per share of $0.43 in the prior-year period, and adjusted diluted earnings per share of $1.23 decreased 0.8% from the prior-year period.

Adjusted EBITDA margin of 17.0% decreased 40 basis points compared to the prior-year period driven primarily by inflationary raw material, freight and labor costs as well as higher SG&A, partially offset by pricing initiatives and the benefit of portfolio reshaping actions completed in both 2020 and 2021.

Fourth Quarter 2021 Segment Highlights

Sealing Technologies - Safeguarding critical environments with unique applications in diverse end markets
Garlock, STEMCO, and Technetics Group

	Quarters Ended December 31,			Years Ended December 31,
(Amounts in millions except percentages)	2021	2020	Change	2021	2020	Change
Sales	$143.9	$154.7	(7.0)%	$599.8	$636.7	(5.8)%
Adjusted Segment EBITDA	$30.6	$34.9	(12.3)%	$141.4	$131.0	7.9%
Adjusted Segment EBITDA Margin	21.3%	22.6%		23.6%	20.6%

•Due to the impact of divestitures, sales decreased 7.0% versus the prior-year period. Excluding the impact of foreign exchange translation and divested businesses, sales increased 12.0% versus the prior-year period, driven primarily by strong demand in heavy-duty truck, aerospace, nuclear and food & pharma markets.
•Adjusted segment EBITDA decreased 12.3% versus the prior-year period, due to businesses divested in 2020 and 2021, inflationary pressures from raw materials, and labor and freight costs, largely concentrated in our heavy-duty truck market, partially offset by pricing initiatives and leverage from organic sales growth. Excluding the impact of foreign exchange translation and divestitures, adjusted segment EBITDA increased 3.0% compared to the prior-year period.

Advanced Surface Technologies - Leading edge precision manufacturing, coatings, innovative optical solutions and cleaning and refurbishment services - NxEdge, Technetics Semi, LeanTeq, and Alluxa

	Quarters Ended December 31,			Years Ended December 31,
(Amounts in millions except percentages)	2021	2020	Change	2021	2020	Change
Sales	$69.1	$49.9	38.5%	$247.3	$171.2	44.5%
Adjusted Segment EBITDA	$20.9	$15.4	35.7%	$73.2	$47.1	55.4%
Adjusted Segment EBITDA Margin	30.2%	30.9%		29.6%	27.5%

•Sales increased 38.5% versus the prior-year period driven by strong demand in the semiconductor market and the acquisitions of Alluxa and NxEdge. Excluding the acquisitions and the impact of foreign exchange translation, sales increased 16.6% versus the prior-year period.
•Adjusted segment EBITDA increased 35.7% versus the prior-year period, driven primarily by the acquisitions of Alluxa and NxEdge, as well as strong organic sales growth. Excluding the acquisitions and impact of foreign exchange translation, adjusted segment EBITDA increased 10.4% compared to the prior-year period.

Engineered Materials - High performance polymer applications and critical pipeline products - GGB and GPT

	Quarters Ended December 31,			Years Ended December 31,
(Amounts in millions except percentages)	2021	2020	Change	2021	2020	Change
Sales	$68.2	$73.6	(7.3)%	$302.4	$275.0	10.0%
Adjusted Segment EBITDA	$8.9	$11.4	(21.9)%	$43.3	$32.5	33.2%
Adjusted Segment EBITDA Margin	13.0%	15.5%		14.3%	11.8%

•Sales decreased 7.3% versus the prior-year period driven primarily by the divestitures of the GGB bushing block and CPI businesses, as well as weakness in automotive, which decelerated sharply in the second half of the year due to chip shortages following a strong first half. Excluding divestitures and the impact of foreign exchange translation, sales were flat compared to the prior-year period.
•Adjusted segment EBITDA decreased 21.9% versus the prior-year period, driven primarily by cost headwinds in excess of pricing initiatives. Excluding the GGB bushing block and CPI divestitures and the impact of foreign exchange translation, adjusted segment EBITDA decreased 20.2% compared to the prior-year period.

Full Year 2021 Consolidated Results

Sales of $1.14 billion increased 6.3% compared to 2020. On an organic basis, sales grew 14.4% year-over-year. The company saw strong recovery in most markets for the full year, including general industrial, semiconductor, heavy-duty truck, petrochemical, food & pharma and aerospace, partially offset by the weakness in power generation and oil & gas markets.

Corporate expenses for 2021 of $62.9 million increased $25.0 million compared to 2020. The increase was driven primarily by acquisition and divestiture costs, as well as increased incentive compensation accruals.

Income from continuing operations attributable to EnPro Industries, Inc. was $177.2 million, compared to a loss of $23.7 million in the prior year. Adjusted income from continuing operations attributable to EnPro Industries, Inc. of $115.3 million increased 37.4% compared to 2020. Diluted earnings per share attributable to EnPro Industries, Inc. continuing operations was $8.53, compared to a diluted loss per share of $1.15 in the prior year and adjusted diluted earnings per share was $5.55, compared to $4.07 in the prior year, an increase of 36.4%.

Adjusted EBITDA of $208.4 million increased 23.8% compared to 2020. Adjusted EBITDA margin of 18.3% increased 260 basis points compared to the prior year driven primarily by volume increases across many of our businesses, strategic price increases and the benefit of portfolio reshaping, partially offset by inflationary pressures.

Balance Sheet, Cash Flow and Capital Allocation

The company generated $142.0 million of cash flow from continuing operations during the year ended December 31, 2021 and $123.2 million of free cash flow, net of $18.8 million in capital expenditures. This compares to $57.6 million of cash flow from continuing operations and $39.3 million of free cash flow, net of $18.3 million in capital expenditures, in the prior-year period. The year-over-year change was driven by higher operating profits and a federal audit resolution resulting in a tax refund, which more than offset working capital investments supporting stronger sales. During the fourth quarter, the company paid a regular quarterly dividend of $0.27 per share, with dividends totaling $22.4 million for the year ended December 31, 2021.

Enpro ended the fourth quarter with cash of $338.1 million and $213.6 million available for borrowing under its revolving credit facility, net of a $175.0 million outstanding balance and $11.4 million in outstanding letters of credit.

Quarterly Dividend

On February 16, EnPro Industries, Inc. increased its quarterly dividend 4% to $0.28 per share from $0.27 per share previously. The dividend is payable on March 16, 2022 to shareholders of record as of the close of business on March 2, 2022.

2022 Guidance

The company expects 2022 revenue growth to be in the low double-digit range, adjusted EBITDA to be in the range of $263 million to $275 million, and adjusted diluted earnings per share from continuing operations to be in the range of $6.70 to $7.25.

Guidance (as of 2/22/22)
Revenue Growth	Low Double-Digits
Adjusted EBITDA	$263 – $275 million
Adjusted Diluted EPS	$6.70 - $7.25

Assumptions
Amortization of Acquisition-Related Intangible Assets*	$77 – $79 million
Depreciation and Other Amortization	$37 – $39 million
Net Interest Expense	$30 – $33 million
Normalized Tax Rate	27%
*Amortization of acquisition-related intangible assets excluded from the calculation of adjusted diluted EPS

Conference Call, Webcast Information, and Presentations

Enpro will hold a conference call today, February 22, 2022, at 8:30 a.m. Eastern Time to discuss fourth quarter and full year 2021 results. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference ID number 13714140. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enproindustries.com. To access the earnings presentation, log on to the webcast by clicking the link on the company’s home page.

Primary Segment Operating Performance Measure

The primary metric used by management to allocate resources and assess segment performance is adjusted segment EBITDA, which is segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring costs, impairment charges, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of adjusted segment EBITDA. Under U.S. generally accepted accounting principles (“GAAP”), the primary metric used by management to allocate resources and assess segment performance is required to be disclosed in financial statement footnotes, and accordingly such metric as presented for each segment is not deemed to be a non-GAAP measure under applicable regulations of the Securities and Exchange Commission.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in conformity with GAAP. They include adjusted income from to continuing operations attributable to EnPro Industries, Inc., adjusted diluted earnings per share attributable to EnPro Industries, Inc., adjusted EBITDA, adjusted EBITDA margin, total adjusted segment EBITDA and free cash flow. Tables showing the reconciliation of these historical non-GAAP financial measures to the comparable GAAP measures are attached to the release. Adjusted EBITDA and adjusted diluted earnings per share anticipated for full year 2022 are calculated in a manner consistent with the historical presentation of these measures in the attached tables. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures, and accordingly no such GAAP measures are being presented.

Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Forward-Looking Statements and Guidance

Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: impacts from the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19, including impacts on the company’s operations, and the operations and businesses of its customers and vendors, including whether the company’s operations and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether site-specific health and safety concerns might otherwise require certain operations to be halted for some period of time; uncertainty with respect to the duration and severity of these impacts from the COVID-19 pandemic, including impacts on the general economy and the markets served by the company’s customers, as well as supply chain disruptions and materials cost increases that are not passed along to our customers; the extent to which the impacts from the COVID-19 pandemic could result in a reduction in demand for the company’s products and services, which could also result in asset impairment charges, including for goodwill; other economic conditions in the markets served by Enpro’s businesses and those of its customers, some of which are cyclical and experience periodic downturns and disruptions, such as disruptions in the pricing of oil and gas; the impact of geopolitical activity on those markets, including the outbreak (or threat of outbreak) of armed hostilities, prices and availability of its raw materials; uncertainties with respect to the company’s ability to achieve anticipated growth within the semiconductor, life sciences, and other technology-enabled markets; the impact of fluctuations in relevant foreign currency exchange rates or unanticipated increases in applicable interest rates; unanticipated delays or problems in introducing new products; the impact of any labor disputes; announcements by competitors of new products, services or technological innovations; changes in pricing policies or the pricing policies of competitors; and the amount of any payments required to satisfy contingent liabilities, including those related to discontinued operations, other divested businesses and the discontinued operations of its predecessors, including liabilities for certain products, environmental matters, employee benefit and statutory severance obligations and other matters. Enpro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q, describe these and other risks and uncertainties in more detail. Enpro does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based.

Full-year guidance excludes changes in the number of shares outstanding, impacts from future and pending acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the fourth quarter, the impact of foreign exchange rate changes subsequent to the end of the fourth quarter, increases in interest rates beyond those assumed in the preparation of the guidance, impacts from further spread of COVID-19 or from geopolitical activity, including the outbreak (or threat of outbreak) of armed hostilities, and environmental and litigation charges.

About Enpro

Enpro is an industrial technology company focused on unique applications across many end-markets, including semiconductor, photonics, industrial process, aerospace, food and pharma and life sciences. For more information about Enpro, visit the company’s website at http://www.enproindustries.com.

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APPENDICES

Consolidated Financial Information and Reconciliations

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Years Ended December 31, 2021 and 2020
(Stated in Millions of Dollars, Except Per Share Data)
	Quarters Ended		Years Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
Net sales	$280.8	$276.0	$1,141.8	$1,074.0
Cost of sales	180.1	172.5	705.2	698.2
Gross profit	100.7	103.5	436.6	375.8
Operating expenses:
Selling, general and administrative	93.3	85.2	336.3	299.8
Other	0.8	7.2	6.0	50.1
Total operating expenses	94.1	92.4	342.3	349.9
Operating income	6.6	11.1	94.3	25.9
Interest expense	(4.3)	(3.9)	(16.3)	(16.5)
Interest income	0.8	0.4	2.6	1.6
Other income (expense)	113.3	(22.3)	131.8	(37.8)
Income (loss) from continuing operations before income taxes	116.4	(14.7)	212.4	(26.8)
Income tax benefit (expense)	(13.7)	5.7	(34.8)	3.5
Income (loss) from continuing operations	102.7	(9.0)	177.6	(23.3)
Income from discontinued operations, including gain on sale, net of taxes	—	0.8	—	208.1
Net income (loss)	102.7	(8.2)	177.6	184.8
Less: net income (loss) attributable to redeemable non-controlling interests	0.3	(0.1)	0.4	0.4
Net income (loss) attributable to EnPro Industries, Inc.	$102.4	$(8.1)	$177.2	$184.4

Income (loss) attributable to EnPro Industries, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$102.4	$(8.9)	$177.2	$(23.7)
Income from discontinued operations, net of tax	—	0.8	—	208.1
Net income (loss) attributable to EnPro Industries, Inc.	$102.4	$(8.1)	$177.2	$184.4

Basic earnings (loss) per share attributable to EnPro Industries, Inc.:
Continuing operations	$4.97	$(0.43)	$8.60	$(1.15)
Discontinued operations	—	0.04	—	10.13
Basic earnings (loss) per share	$4.97	$(0.39)	$8.60	$8.98
Average common shares outstanding (millions)	20.6	20.5	20.6	20.5

Diluted earnings (loss) per share attributable to EnPro Industries, Inc.:
Continuing operations	$4.92	$(0.43)	$8.53	$(1.15)
Discontinued operations	—	0.04	—	10.13
Diluted earnings (loss) per share	$4.92	$(0.39)	$8.53	$8.98
Average common shares outstanding (millions)	20.8	20.5	20.8	20.5

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Years Ended December 31, 2021 and 2020
(Stated in Millions of Dollars)
	2021	2020
Operating activities of continuing operations
Net income	$177.6	$184.8
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Income from discontinued operations, net of taxes	—	(208.1)
Taxes paid related to sale of discontinued operations	—	(38.7)
Depreciation	27.5	30.2
Amortization	48.3	40.6
Loss (gain) on sale of businesses	(135.2)	2.6
Asset impairments	—	29.3
Deferred income taxes	(5.2)	(14.6)
Stock-based compensation	5.0	5.4
Other non-cash adjustments	2.1	3.2
Change in assets and liabilities, net of effects of acquisitions and divestitures of businesses:
Accounts receivable, net	(18.4)	18.7
Inventories	(13.3)	19.5
Accounts payable	7.7	0.3
Other current assets and liabilities	40.6	(30.9)
Other non-current assets and liabilities	5.3	15.3
Net cash provided by operating activities of continuing operations	142.0	57.6
Investing activities of continuing operations
Purchases of property, plant and equipment	(18.8)	(18.3)
Proceeds from sale of businesses	224.3	475.1
Acquisitions, net of cash acquired	(856.8)	(238.3)
Other	0.1	(2.4)
Net cash provided by (used in) investing activities of continuing operations	(651.2)	216.1
Financing activities of continuing operations
Proceeds from debt	715.0	29.9
Repayments of debt	(79.0)	(168.2)
Issuance of common stock	10.0	—
Repurchase of common stock	—	(5.3)
Dividends paid	(22.4)	(21.7)
Other	(5.4)	(2.0)
Net cash provided by (used in) financing activities of continuing operations	618.2	(167.3)
Cash flows of discontinued operations
Operating cash flows	—	(6.2)
Net cash used in discontinued operations	—	(6.2)
Effect of exchange rate changes on cash and cash equivalents	(0.4)	8.1
Net increase in cash and cash equivalents	108.6	108.3
Cash and cash equivalents at beginning of period	229.5	121.2
Cash and cash equivalents at end of period	$338.1	$229.5

Supplemental disclosures of cash flow information:
Cash paid during the period for:

Interest, net	$14.9	$16.1
Income taxes, net	$6.4	$67.2

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of December 31, 2021 and 2020
(Stated in Millions of Dollars)
	2021	2020
Current assets
Cash and cash equivalents	$338.1	$229.5
Accounts receivable, net	177.0	143.2
Inventories	160.0	139.1
Income tax receivable	9.7	49.6
Other current assets	28.2	17.6
Total current assets	713.0	579.0
Property, plant and equipment, net	236.7	195.0
Goodwill	964.1	621.8
Other intangible assets	901.4	553.6
Other assets	153.5	134.2
Total assets	$2,968.7	$2,083.6

Current liabilities
Current maturities of long-term debt	$12.7	$3.8
Short-term debt	149.3	—
Accounts payable	81.9	69.8
Accrued expenses	135.2	128.4
Total current liabilities	379.1	202.0
Long-term debt	963.9	487.5
Deferred taxes and non-current income taxes payable	166.3	130.5
Other liabilities	142.7	136.7
Total liabilities	1,652.0	956.7

Redeemable non-controlling interests	50.1	48.4

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	303.6	289.6
Retained earnings	949.4	794.8
Accumulated other comprehensive income (loss)	14.6	(4.9)
Common stock held in treasury, at cost	(1.2)	(1.2)
Total shareholders’ equity	1,266.6	1,078.5
Total liabilities and equity	$2,968.7	$2,083.6

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Years Ended December 31, 2021 and 2020
(Stated in Millions of Dollars)

Sales
	Quarters Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Sealing Technologies	$143.9	$154.7	$599.8	$636.7
Advanced Surface Technologies	69.1	49.9	247.3	171.2
Engineered Materials	68.2	73.6	302.4	275.0
	281.2	278.2	1,149.5	1,082.9
Less: intersegment sales	(0.4)	(2.2)	(7.7)	(8.9)
	$280.8	$276.0	$1,141.8	$1,074.0

Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$102.4	$(8.9)	$177.2	$(23.7)

Earnings before interest, income taxes, depreciation,
amortization and other selected items (Adjusted Segment EBITDA)
	Quarters Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Sealing Technologies	$30.6	$34.9	$141.4	$131.0
Advanced Surface Technologies	20.9	15.4	73.2	47.1
Engineered Materials	8.9	11.4	43.3	32.5
	$60.4	$61.7	$257.9	$210.6

Adjusted Segment EBITDA Margin
	Quarters Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Sealing Technologies	21.3%	22.6%	23.6%	20.6%
Advanced Surface Technologies	30.2%	30.9%	29.6%	27.5%
Engineered Materials	13.0%	15.5%	14.3%	11.8%
	21.5%	22.4%	22.6%	19.6%

Reconciliation of Adjusted Segment EBITDA to Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc.
	Quarters Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Adjusted Segment EBITDA	$60.4	$61.7	$257.9	$210.6
Acquisition and divestiture expenses	—	(6.9)	(0.4)	(9.6)
Non-controlling interest compensation allocation[1]	(1.2)	(1.3)	(5.3)	(2.9)
Amortization of the fair value adjustment to acquisition date inventory	(4.1)	(3.0)	(9.9)	(3.0)
Restructuring and impairment expense	(0.8)	(6.7)	(6.0)	(30.6)
Depreciation and amortization expense	(19.9)	(19.3)	(75.6)	(70.7)
Corporate expenses	(26.9)	(10.6)	(62.9)	(37.9)
Interest expense, net	(3.5)	(3.5)	(13.7)	(14.9)

Other income (expense), net	112.4	(25.1)	128.3	(67.8)
Income (loss) from continuing operations before income taxes	116.4	(14.7)	212.4	(26.8)
Income tax benefit (expense)	(13.7)	5.7	(34.8)	3.5
Income (loss) from continuing operations	102.7	(9.0)	177.6	(23.3)
Less: net income (loss) attributable to redeemable non-controlling interests	0.3	(0.1)	0.4	0.4
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$102.4	$(8.9)	$177.2	$(23.7)

Adjusted Segment EBITDA is total segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring and impairment expense, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization.

Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of Adjusted Segment EBITDA. The accounting policies of the reportable segments are the same as those for the Company.

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

EnPro Industries, Inc.
Adjusted Segment EBITDA Reconciling Items by Segment (Unaudited)
For the Quarters and Years Ended December 31, 2021 and 2020
(Stated in Millions of Dollars)
	Quarter Ended December 31, 2021
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Non-controlling interest compensation allocation[1]	$—	$1.2	$—	$1.2
Amortization of the fair value adjustment to acquisition date inventory	$—	$4.1	$—	$4.1
Restructuring and impairment expense	$0.6	$—	$0.2	$0.8
Depreciation and amortization expense	$7.3	$9.7	$2.9	$19.9

	Quarter Ended December 31, 2020
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$0.6	$6.3	$—	$6.9
Non-controlling interest compensation allocation[1]	$—	$1.3	$—	$1.3
Amortization of the fair value adjustment to acquisition date inventory	$—	$3.0	$—	$3.0
Restructuring and impairment expense	$1.3	$—	$5.4	$6.7
Depreciation and amortization expense	$8.8	$6.7	$3.8	$19.3

	Year Ended December 31, 2021
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$0.4	$—	$—	$0.4
Non-controlling interest compensation allocation[1]	$—	$5.3	$—	$5.3
Amortization of the fair value adjustment to acquisition date inventory	$—	$9.9	$—	$9.9
Restructuring and impairment expense	$2.4	$—	$3.6	$6.0
Depreciation and amortization expense	$30.6	$32.9	$12.1	$75.6

	Year Ended December 31, 2020
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$2.8	$6.8	$—	$9.6
Non-controlling interest compensation allocation[1]	$—	$2.9	$—	$2.9
Amortization of the fair value adjustment to acquisition date inventory	$—	$3.0	$—	$3.0
Restructuring and impairment expense	$14.2	$0.1	$16.3	$30.6
Depreciation and amortization expense	$36.5	$20.0	$14.2	$70.7

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

EnPro Industries, Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted Income from Continuing Operations Attributable to EnPro Industries, Inc. and Adjusted Diluted Earnings Per Share (Unaudited)
For the Quarters and Years Ended December 31, 2021 and 2020
(Stated in Millions of Dollars, Except Per Share Data)
	Quarters Ended December 31,
	2021			2020
	$	Average common shares outstanding, diluted (millions)	Per Share	$	Average common shares outstanding, diluted (millions)	Per Share
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$102.4	20.8	$4.92	$(8.9)	20.5	$(0.43)
Net income (loss) from redeemable non-controlling interests	0.3			(0.1)
Income tax expense (benefit)	13.7			(5.7)
Income (loss) from continuing operations before income taxes	116.4			(14.7)

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	15.0			6.7
Non-controlling interest compensation allocations[1]	1.2			1.3
Amortization of acquisition-related intangible assets	12.7			10.9
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	0.8			6.7
Amortization of the fair value adjustment to acquisition date inventory	4.1			3.0
Legal settlement - legacy matter	—			0.1
Adjustments from other non-operating expense (income):
Environmental reserve adjustment	3.8			22.1
Costs (refunds) associated with previously disposed businesses	(0.3)			0.6
Net loss (gain) on sale of businesses	(117.6)			0.6
Pension income (non-service cost)	(2.2)			(1.0)
Tax indemnification asset [2]	3.0			—
Other adjustments:
Other	—			(0.1)
Adjusted income from continuing operations before income taxes	36.9			36.2
Adjusted income tax expense	(11.1)			(10.9)
Net loss (income) from redeemable non-controlling interests	(0.3)			0.1
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$25.5	20.8	$1.23 [3]	$25.4	20.6 [4]	$1.24 [3]

	Years Ended December 31,
	2021			2020
	$	Average common shares outstanding, diluted (millions)	Per Share	$	Average common shares outstanding, diluted (millions)	Per Share
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$177.2	20.8	$8.53	$(23.7)	20.5	$(1.15)
Net income from redeemable non-controlling interests	0.4			0.4
Income tax expense (benefit)	34.8			(3.5)
Income (loss) from continuing operations before income taxes	212.4			(26.8)

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	17.1			11.2
Non-controlling interest compensation allocations[1]	5.3			2.9
Amortization of acquisition-related intangible assets	46.4			37.8
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	6.2			30.6
Amortization of the fair value adjustment to acquisition date inventory	9.9			3.0
Impairment of indefinite-lived trademarks	—			16.1
Legal settlement - legacy matter	—			7.5
Adjustments from other non-operating expense:
Environmental reserve adjustment	8.3			36.2
Costs associated with previously disposed businesses	0.4			2.0
Net loss (gain) on sale of businesses	(135.2)			2.6
Pension income (non-service cost)	(8.3)			(3.0)
Tax indemnification asset [2]	3.0			—
Other adjustments:
Other	(0.2)			0.3
Adjusted income from continuing operations before income taxes	165.3			120.4
Adjusted income tax expense	(49.6)			(36.1)
Net income from redeemable non-controlling interests	(0.4)			(0.4)
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$115.3	20.8	$5.55 [3]	$83.9	20.6 [4]	$4.07 [3]

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported income from continuing operations attributable to EnPro Industries, Inc. and diluted earnings per share attributable to EnPro Industries, Inc., including items that may recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, acquisitions and divestitures, or other selected items.
Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.

Other adjustments are included in selling, general, and administrative, cost of sales, and other operating expenses on the consolidated statements of operations.
The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 30.0% for continuing operations. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.
1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.
2 In connection with the acquisition of Aseptic in 2019, we recognized a liability for uncertain tax positions and a related indemnification asset for the portion of that liability recoverable from the seller. We determined the statute of limitations expired on some of the uncertain tax positions in 2021 and, accordingly, removed a portion of the liability and receivable. The release of the related liability was recorded as part of our tax expense for the year ended December 31, 2021 and the reversal of the related receivable was recorded as an expense in other non-operating income (expense) on our consolidated statement of operations.
3Adjusted diluted earnings per share.
4There were 0.1 million potentially dilutive shares that were excluded from the computation of diluted earnings per share for the quarter and year ended December 31, 2020 because they were antidilutive. These shares were included in the computation of adjusted diluted earnings per share for those periods.

EnPro Industries, Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted EBITDA (Unaudited)
For the Quarters and Years Ended December 31, 2021 and 2020
(Stated in Millions of Dollars)
	Quarters Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$102.4	$(8.9)	$177.2	$(23.7)
Net income (loss) attributable to redeemable non-controlling interests	0.3	(0.1)	0.4	0.4
Income (loss) from continuing operations	102.7	(9.0)	177.6	(23.3)

Adjustments to arrive at earnings from continuing operations before interest, income taxes, depreciation, amortization, and other selected items (Adjusted EBITDA):
Interest expense, net	3.5	3.5	13.7	14.9
Income tax expense (benefit)	13.7	(5.7)	34.8	(3.5)
Depreciation and amortization expense	20.0	19.3	75.8	70.8
Restructuring and impairment expense	0.8	6.7	6.2	30.6
Environmental reserve adjustments	3.8	22.1	8.3	36.2
Costs (refunds) associated with previously disposed businesses	(0.3)	0.6	0.4	2.0
Net loss (gain) on sale of businesses	(117.6)	0.6	(135.2)	2.6
Acquisition and divestiture expenses	15.0	6.7	17.1	11.2
Pension income (non-service cost)	(2.2)	(1.0)	(8.3)	(3.0)
Non-controlling interest compensation allocation[1]	1.2	1.3	5.3	2.9
Impairment of indefinite-lived trademarks	—	—	—	16.1
Legal settlement - legacy matter	—	0.1	—	7.5
Amortization of the fair value adjustment to acquisition date inventory	4.1	3.0	9.9	3.0
Tax indemnification asset [2]	3.0	—	3.0	—
Other	—	(0.1)	(0.2)	0.3
Adjusted EBITDA	$47.7	$48.1	$208.4	$168.3

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

2 In connection with the acquisition of Aseptic in 2019, we recognized a liability for uncertain tax positions and a related indemnification asset for the portion of that liability recoverable from the seller. We determined the statute of limitations expired on some of the uncertain tax positions in 2021 and, accordingly, removed a portion of the liability and receivable. The release of the related liability was recorded as part of our tax expense for the year ended December 31, 2021 and the reversal of the related receivable was recorded as an expense in other non-operating income (expense) on our consolidated statement of operations.

Supplemental disclosure: Adjusted EBITDA as presented also represents the amount defined as "EBITDA" under the indenture governing the Company's 5.75% Senior Notes due 2026. For the year ended December 31, 2021 approximately 65% of the adjusted EBITDA as presented above was attributable to Enpro's subsidiaries that do not guarantee the Company's 5.75% Senior Notes due 2026.

EnPro Industries, Inc.
Reconciliation of Free Cash Flow (Unaudited)
(Stated in Millions of Dollars)

Free Cash Flow - Year Ended December 31, 2021
Net cash provided by operating activities of continuing operations	$142.0
Purchases of property, plant, and equipment	(18.8)
Free cash flow	$123.2

Free Cash Flow - Year Ended December 31, 2020
Net cash provided by operating activities of continuing operations	$57.6
Purchases of property, plant, and equipment	(18.3)
Free cash flow	$39.3